                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------

             (Exact name of registrant as specified in its charter)

                Delaware                                   13-3692801
--------------------------------------------------------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

         388 Greenwich Street
          New York, New York                                  10013
----------------------------------------                ----------------
(Address of principal executive offices)                   (Zip Code)


If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and is                12(g) of the Exchange Act and is
effective pursuant to General                   effective pursuant to General
Instruction A. (c), please check                Instruction A. (d), please check
the following box. [x]                          the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                    Name of Each Exchange on Which
       to be so Registered                    Each Class is to be Registered
       -------------------                    ------------------------------

1,360,000 TIERS(R)Principal-Protected
 Minimum Return Trust Certificates,
 Series S&P 2003-33 with a principal
        amount of $13,600,000
         (the "Certificates")                     American Stock Exchange
-------------------------------------       ----------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q & A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-33, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated July 28, 2003, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

                1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to Registration Statement No. 333-89080 on Form S-3 (the "Registration Statement") and is incorporated herein by reference.

                2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

                4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

                5. The Preliminary Prospectus Supplement dated on or about December 3, 2003 related to the TIERS(R) Principal-Protected Minimum Return Asset Backed Certificates, Trust Series S&P 2003-33, which was filed with the Securities and Exchange Commission on December 4, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

                6. The Prospectus Supplement dated December 31, 2003 related to the TIERS(R) Principal-Protected Minimum Return Asset Backed Certificates, Trust Series S&P 2003-33, which was filed with the Securities and Exchange Commission on or about December 31, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

                7. TIERS(R) Asset Backed Supplement Series S&P 2003-33, dated January 7, 2003, related to the TIERS(R) Principal-Protected Minimum Return Asset Backed Certificates, Trust Series S&P 2003-33, which is attached hereto.

                   [Balance of page left intentionally blank]

                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            STRUCTURED PRODUCTS CORP.
Date: January 9, 2004




                                            By: /s/ Mark C. Graham
                                               -----------------------------
                                               Authorized Signatory

                                       3